SEACOR HOLDINGS INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
SEACOR Marine Spin-Off
At 11:59 p.m., New York City time, on June 1, 2017 (the “Distribution Date”), SEACOR Holdings Inc. (“SEACOR Holdings” and together with its subsidiaries the “Company”) completed the spin-off (the “Spin-Off”) of SEACOR Marine Holdings Inc. (“SEACOR Marine”), the company that operated SEACOR Holding’s offshore marine services business segment, by means of a dividend to SEACOR Holding’s shareholders of all of the issued and outstanding common stock of SEACOR Marine. SEACOR Marine filed a Registration Statement on Form 10 with the Securities and Exchange Commission describing the Spin-Off that was declared effective on May 11, 2017. Prior to the completion of the Spin-Off, SEACOR Holdings and SEACOR Marine entered into a distribution agreement and several other agreements that will govern their post-Spin-Off relationship. SEACOR Marine is now an independent company with its common stock listed on the New York Stock Exchange under the symbol “SMHI”.
On the Distribution Date, SEACOR Holding’s shareholders of record as of the close of business on May 22, 2017 received 1.005 shares of SEACOR Marine common stock for each share of SEACOR Holdings common stock held. SEACOR Holdings no longer beneficially owns any shares of SEACOR Marine common stock and will not consolidate SEACOR Marine’s financial results for periods after the Distribution Date.
Pro Forma Financial Information
The following unaudited pro forma financial statements are derived from SEACOR Holding’s historical financial statements. The pro forma adjustments give effect to the Spin-Off as described in the notes to the unaudited pro forma financial statements. The unaudited pro forma statements of income for the fiscal year ended December 31, 2016 and for the three months ended March 31, 2017 give effect to the Spin-Off as if it had occurred immediately preceding the periods presented. The unaudited pro forma balance sheet as of March 31, 2017, gives effect to the Spin-Off as if it had occurred on March 31, 2017.
The pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and expectations, and the Company believes such assumptions are reasonable under the circumstances.
In addition to the Spin-Off, the Company consummated a number of transactions subsequent to March 31, 2017 which are not reflected in the following unaudited pro forma financial statements, including:

•	The purchase of $6.0 million in principal amount of the Company’s 7.375% Senior Notes for $6.1 million in the aggregate.

•	The purchase of $8.2 million in principal amount of the Company’s 2.5% Convertible Senior Notes for $8.3 million in the aggregate.

•
The repurchase of 110,298 shares of SEACOR common stock for treasury for an aggregate purchase price of $7.6 million from its employees to cover their tax withholding obligations related to share award transactions.

The unaudited pro forma financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of and do not purport to represent, what SEACOR Holdings’s financial condition or operating results would have been had the Spin-Off occurred on the dates indicated or what SEACOR Holding’s future financial condition or operating results will be after giving effect to the completion of the Spin-Off. The pro forma financial information also does not reflect certain financial and operating benefits SEACOR Holdings expects to realize as a result of the Spin-Off as such benefits are judgmental and not factually supportable. The pro forma financial information information was based on and derived from SEACOR Holding’s audited consolidated financial statements and SEACOR Holding’s unaudited condensed consolidated financial statements and should be read in conjunction with SEACOR Holding’s historical financial statements and accompanying notes.

SEACOR Holdings Inc.
Condensed Consolidated Statement of Income
Three months ended March 31, 2017
(in thousands, except share data, unaudited)

	Actual	Spin Distribution(1)	Pro Forma
Operating Revenues	$190,447	$(34,304)	$156,143
Costs and Expenses:
Operating	143,964	(33,379)	110,585
Administrative and general	35,427	(13,132)	22,295
Depreciation and amortization	30,397	(12,503)	17,894
	209,788	(59,014)	150,774
Gains (Losses) on Asset Dispositions and Impairments, Net	4,631	(4,819)	(188)
Operating Income (Loss)	(14,710)	19,891	5,181
Other Income (Expense):
Interest income	2,813	(850)	1,963
Interest expense	(13,474)	3,182	(10,292)
Guarantee fees	—	76	76
Marketable security gains, net	32,574	(11,738)	20,836
Derivative gains, net	3,075	89	3,164
Foreign currency gains, net	1,210	189	1,399
Other, net	194	1	195
	26,392	(9,051)	17,341
Income Before Income Tax Expense and Equity in Earnings of 50% or Less Owned Companies	11,682	10,840	22,522
Income Tax Expense	1,572	3,206	4,778
Income Before Equity in Earnings of 50% or Less Owned Companies	10,110	7,634	17,744
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	546	(438)	108
Net Income	10,656	7,196	17,852
Net Income attributable to Noncontrolling Interests in Subsidiaries	6,573	204	6,777
Net Income attributable to SEACOR Holdings Inc.	$4,083	$6,992	$11,075

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.24		$0.64
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.24		$0.63

Weighted Average Common Shares Outstanding:
Basic	17,074,043		17,226,679
Diluted	17,363,839		17,475,749

SEACOR Holdings Inc.
Condensed Consolidated Statement of Loss
Year ended December 31, 2016
(in thousands, except share data, unaudited)

	Actual	Spin Distribution(2)	Pro Forma
Operating Revenues	$830,985	$(215,636)	$615,349
Costs and Expenses:
Operating	597,813	(166,925)	430,888
Administrative and general	138,581	(54,265)	84,316
Depreciation and amortization	124,933	(58,069)	66,864
	861,327	(279,259)	582,068
Losses on Asset Dispositions and Impairments, Net	(142,205)	116,222	(25,983)
Operating Income	(172,547)	179,845	7,298
Other Income (Expense):
Interest income	19,339	(4,458)	14,881
Interest expense	(49,726)	10,008	(39,718)
Guarantee fees	—	315	315
Debt extinguishment gains, net	5,184	—	5,184
Marketable security losses, net	(32,199)	45	(32,154)
Derivative losses, net	(10,225)	(2,995)	(13,220)
Foreign currency gains (losses), net	(1,868)	3,312	1,444
Other, net	(20,206)	1,490	(18,716)
	(89,701)	7,717	(81,984)
Loss Before Income Tax Benefit and Equity in Losses of 50% or Less Owned Companies	(262,248)	187,562	(74,686)
Income Tax Benefit	(93,830)	62,508	(31,322)
Loss Before Equity in Losses of 50% or Less Owned Companies	(168,418)	125,054	(43,364)
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(27,354)	6,314	(21,040)
Net Loss	(195,772)	131,368	(64,404)
Net Income attributable to Noncontrolling Interests in Subsidiaries	20,125	1,103	21,228
Net Loss attributable to SEACOR Holdings Inc.	$(215,897)	$130,265	$(85,632)

Basic Loss Per Common Share of SEACOR Holdings Inc.	$(12.76)		$(5.06)
Diluted Loss Per Common Share of SEACOR Holdings Inc.	$(12.76)		$(5.06)

Weighted Average Common Shares Outstanding:
Basic	16,914,928		16,914,928
Diluted	16,914,928		16,914,928

SEACOR Holdings Inc.
Condensed Consolidated Balance Sheet
March 31, 2017
(in thousands, unaudited)

	Actual	Spin Distribution(3)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$418,903	$(184,209)	$234,694
Restricted cash	4,065	(1,811)	2,254
Marketable securities	98,189	(785)	97,404
Trade and other receivables	196,519	(56,981)	139,538
Receivable from SEACOR Marine	—	9,495	9,495
Inventories	19,385	(3,421)	15,964
Prepaid expenses and other	8,998	(3,068)	5,930
Total current assets	746,059	(240,780)	505,279
Property and Equipment, Net	1,687,451	(638,364)	1,049,087
Investments, at Equity, and Advances to 50% or Less Owned Companies	297,162	(114,767)	182,395
Construction Reserve Funds	147,955	(83,477)	64,478
Goodwill	32,787	—	32,787
Intangible Assets, Net	19,519	—	19,519
Other Assets	24,045	(6,176)	17,869
	$2,954,978	$(1,083,564)	$1,871,414
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$364,583	$(196,316)	$168,267
Accounts payable and accrued expenses	66,749	(26,399)	40,350
Other current liabilities	103,088	(43,291)	59,797
Total current liabilities	534,420	(266,006)	268,414
Long-Term Debt	733,214	(104,692)	628,522
Exchange Option Liability	16,809	(16,809)	—
Deferred Income Taxes	311,949	(116,880)	195,069
Deferred Gains and Other Liabilities	131,717	(38,820)	92,897
	1,728,109	(543,207)	1,184,902
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—
Common stock	380	—	380
Additional paid-in capital	1,527,460	12,624	1,540,084
Retained earnings	914,806	(540,848)	373,958
Shares held in treasury, at cost	(1,364,172)	—	(1,364,172)
Accumulated other comprehensive loss, net of tax	(11,024)	10,679	(345)
	1,067,450	(517,545)	549,905
Noncontrolling interests in subsidiaries	159,419	(22,812)	136,607
Total equity	1,226,869	(540,357)	686,512
	$2,954,978	$(1,083,564)	$1,871,414

Notes to Unaudited Pro Forma Financial Data

(1)	Represents adjustments to reflect the consummation of the SEACOR Marine Holdings Inc. Spin-Off and related transactions.

(2)	Represents adjustments to reflect the consummation of the SEACOR Marine Holdings Inc. Spin-Off and related transactions.

(3)
Represents adjustments to reflect the consummation of the Spin-Off of SEACOR Marine and related transactions. In the Spin-Off, holders of SEACOR restricted stock that was issued under SEACOR’s stock plans were issued 1.005 shares of SEACOR Marine common stock even though the restrictions on their SEACOR restricted stock had not lapsed. These adjustments include the acceleration of compensation expense in connection with the issuance of such non-restricted shares of SEACOR Marine common stock to holders of SEACOR restricted stock awards.